Exhibit 21.1

THE NEW HOME COMPANY INC.
SUBSIDIARIES

Subsidiary	State of Incorporation or Formation
TNHC Realty and Construction Inc.	Delaware
The New Home Company Southern California LLC	Delaware
TNHC-Santa Clarita GP, LLC	Delaware
TNHC-Calabasas GP LLC	Delaware
The New Home Company Northern California LLC	Delaware
TNHC Land Company LLC	Delaware
TNHC-Arantine GP LLC	Delaware
TNHC Arizona LLC	Delaware

THE NEW HOME COMPANY INC.
UNCONSOLIDATED INVESTEES AND LOWER TIER INVESTEE
(which represent significant interests under Regulation S-X Rule 3-09)

Unconsolidated Investee	State of Incorporation or Formation
LR8 Investors, LLC(1)	Delaware
Larkspur Land 8 Investors, LLC(1)	Delaware
TNHC-HW Foster City LLC(1)	Delaware
TNHC Meridian Investors LLC	Delaware

Unconsolidated Lower Tier Investee	State of Incorporation or Formation
TNHC Newport LLC	Delaware

(1) These unconsolidated investees did not represent significant interests under Regulation S-X Rule 3-09 for the year ended December 31, 2015.

For a complete list of all our unconsolidated joint ventures, see page 13 of this Form 10-K.